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                                                                  EXHIBIT 23.01


                                The Board of Directors
                                Harris Computer Systems Corporation:

   We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                                          KPMG Peat Marwick LLP

Miami, Florida
June 18, 1996